UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2018

PHI GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38255	90-0114535
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5348 Vegas Drive # 237 Las Vegas, NV	89108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 702-475-5430

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01. Entry Into a Material Definitive Agreement.

On July 23, 2018, PHI Group, Inc. (the “Company”), entered into a Business Cooperation Agreement (the “Agreement”) to exchange a certain amount of Preferred Stock of the Company for forty-eight percent interest in an undisclosed Vietnamese plastic manufacturing company (the “Target”). In addition, a shareholder of the Target will assign three percent stock of the Target to the Company in exchange for either Preferred Stock of the Company or Common Stock of American Pacific Plastics, Inc., a special purpose vehicle to be formed by the Company as the holding company for the majority interest in the Target.

The Company intends to file a registration statement with the Securities and Exchange Commission for American Pacific Plastics, Inc. to become a fully reporting publicly traded company in the near future.

Due the confidential nature at this stage of the transaction, the Company will disclose complete information about the Target after the transaction is closed.

On July 25, 2017, American Pacific Plastics, Inc. was incorporated as a Wyoming company to serve as the holding company for acquisition of the majority interest in the Target.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

No.	Description

99.1	Press release dated July 25, 2018.

99.2	Articles of Incorporation of American Pacific Plastics, Inc. as filed with the State of Wyoming on July 25, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 25, 2018

PHI GROUP, INC.
(Registrant)

By:	/s/ Henry D. Fahman
Henry D. Fahman
Chairman and CEO